UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

PIPER JAFFRAY COMPANIES

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 8, 2009
Dear Shareholder:
We have previously sent to you a notice of internet availability describing how to access, or request a copy of, our proxy materials for the 2009 annual meeting of shareholders to be held on May 7, 2009. The Board of Directors recommends that shareholders vote “FOR” both of the proposals to be voted on at the meeting.
Of the proposals to be voted on at the meeting, the proposal to approve an increase in the available shares under our Amended and Restated 2003 Annual and Long-Term Incentive Plan is of critical importance to Piper Jaffray. The increase in shares will allow us to strengthen our employee ownership culture and further align employees’ interests with the interests of shareholders. Your vote “FOR” the amendment to the Incentive Plan is particularly important.
If you have not already done so, please vote TODAY by telephone or the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided. Your vote is important, no matter how many shares you may own.
Sincerely,

Andrew Duff
Chairman and Chief Executive Officer

IMPORTANT
To vote your shares by telephone or the Internet,
follow the instructions on the enclosed card.
If you have any questions, or need assistance in voting your shares, please call our proxy solicitor, Innisfree M&A, at the following
TOLL-FREE number:
1-888-750-5834